UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 19, 2007

                            GEORGETOWN BANCORP, INC.
                            ------------------------
             (Exact Name of Registrant as Specified in its Charter)

            Federal                     0-51102                20-2107839
-----------------------------    ---------------------   ----------------------
(State or Other Jurisdiction     (Commission File No.)      (I.R.S. Employer
       of Incorporation)                                   Identification No.)


2 East Main Street, Georgetown, MA                               01833
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(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code: 978-352-8600
                                                    ------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02.  Departure of Directors or Principal Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      On January 19, 2007, Georgetown Savings Bank (the "Bank"), the wholly owned savings bank subsidiary of Georgetown Bancorp, Inc. (the "Company"), entered into a Change in Control Agreement (the "Agreement") with Charles R. Shediac, the Senior Vice President/Chief Loan Officer of the Bank.

      The Agreement has an initial term of twelve calendar months, subject to automatic annual renewal unless written notice of non-renewal is provided to Mr. Shediac by the Bank's Board of Directors. If his employment is terminated subsequent to a "change in control" (as defined in the Agreement) of the Company or the Bank and during the term of the Agreement by (i) the Bank for any reason other than "cause" (as defined in the Agreement), or his death or (ii) Mr. Shediac for "good reason" (as defined in the Agreement), then the Bank will pay to him, in a lump sum as of the date of termination, a cash severance amount equal to one time his annual base salary, and provide, at the Bank's expense, coverage of him (and his family, if applicable) under all life, medical and dental insurance offered by the Bank in which he participated immediately prior to the date of termination, except to the extent such coverage may be changed in its application to all Bank employees. Such coverage will cease twelve months following the date of termination. In the alternative, the Bank will pay to Mr. Shediac a cash amount equal to his cost of obtaining such benefits on his own, adjusted for any federal or state income taxes he has to pay on the cash amount.

      To the extent necessary to comply with Section 409A of the Internal Revenue Code, if applicable, no payment will be made to Mr. Shediac pursuant to the Agreement until such time as he has a "Separation from Service," as defined in the Agreement. In addition, to the extent that the executive is a "Specified Employee" (as defined in the Agreement), and if required by Section 409A, no payments will be made to him under the Agreement prior to the first day of the seventh month following his Separation from Service.

      If the payments and benefits paid to the executive under the Agreement, either alone or together with other payments and benefits which he has the right to receive from the Bank, would constitute a "parachute payment" under Section 280G of the Internal Revenue Code, the payments and benefits payable by the Bank will be reduced by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Bank being non-deductible to the Bank pursuant to Section 280G.

      Mr. Shediac is not required by the Agreement to mitigate the amount of any benefits under the Agreement by seeking other employment or otherwise. The amount of severance to be provided will not be reduced by any compensation earned by him as a result of employment by another employer after the date of termination or otherwise.

      The Agreement referenced in this Item 5.02 will be filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the Quarter Ended March 31, 2007.


Item 9.01.  Financial Statements and Exhibits.

      (a)   Not Applicable.

      (b)   Not Applicable.

      (c)   Not Applicable.

      (d)   Exhibits

            None.

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                                   SIGNATURES
                                   ----------


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     GEORGETOWN  BANCORP, INC.


DATE:  January 24, 2007              By:   /s/ Robert E. Balletto
                                           ---------------------------
                                           Robert E. Balletto
                                           President and Chief Executive Officer